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                                                                   EXHIBIT 23.12

                        CONSENT OF INDEPENDENT ACCOUNTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of the U.S. Office Products Company of our report dated April 17, 1996 relating to the financial statements of Prudential of Florida, INc. which appear in the Current Report of Form 8-K, dated July 16, 1996, of U.S. Office Products Company. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

                                          /s/ Joel Baum

Certified Public Accountant
Coral Springs, Florida
August 14, 1996